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                                             Exhibit 99(a)

Note 12 -  Discontinued Operations
----------------------------------

Life Insurance Segment
----------------------
On April 26, 2001, we announced an agreement by our subsidiary, St. Paul Fire and Marine Insurance Company ("Fire and Marine"), to sell its life insurance company, Fidelity and Guaranty Life Insurance Company, and its subsidiary, Thomas Jefferson Life, (together, "F&G Life") to Old Mutual plc ("Old Mutual") for $335 million in cash and $300 million in shares of Old Mutual stock. The consideration is subject to possible adjustment related to F&G Life's investment portfolio. If the market value of specified securities within that portfolio changes between March 31, 2001 and the closing date, or if any securities within that portfolio experience specified credit rating downgrades prior to closing, the consideration is subject to adjustment. Pursuant to the purchase agreement, The St. Paul, or any direct or indirect wholly owned subsidiary of The St. Paul, must hold the Old Mutual stock received for one year after the closing of the transaction. The consideration is also subject to possible additional adjustment based on the market price of Old Mutual's stock at the end of that one-year period, as described in greater detail in the purchase agreement. The sale is subject to regulatory approvals and other conditions, and is expected to close later in 2001. We expect to realize a modest gain on the sale of F&G Life, the exact amount of which will be determined at closing.

The measurement date for the sale of F&G Life occurred prior to the filing of this Quarterly Report on Form 10-Q; as a result, our consolidated statements of income presented herein reflect F&G Life's results of operations in discontinued operations for the three months ended March 31, 2001 and 2000. In the first quarter of 2001, F&G Life recorded a net loss of $424,000, which was driven by after-tax realized investment losses of $15 million. Those losses were primarily the result of writedowns in the carrying value of certain fixed maturity investments. In the first quarter of 2000, F&G Life recorded net income of $13 million. In addition, on our consolidated balance sheet as of March 31, 2001, F&G Life's net assets of $626 million were included in "Other Assets," classified as net assets of discontinued operations.

Presented on the following pages are The St. Paul's pro forma consolidated, condensed income statement for the year ended Dec. 31, 2000, which assumes the sale of F&G Life occurred at the beginning of 2000, and The St. Paul's restated consolidated balance sheet as of Dec. 31, 2000.
Included are condensed historical statements as reported before the sale of F&G Life, pro forma adjustments, and the pro forma statements after the sale. The pro forma data is provided for illustrative purposes only, and does not purport to be indicative of the results that would have actually occurred if the sale of the life insurance segment had been consummated at the beginning of 2000, or that may be obtained in the future.

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                                               Statements of Income
                                        Twelve Months Ended Dec. 31, 2000
                                        ---------------------------------
                                                                 Restated
                                       Previously             for sale of
(In millions, except share data)         Reported   F&G Life     F&G Life
 ------------------------------        ----------   --------  -----------
Revenues:
Premiums earned                            $5,898       $306       $5,592
Net investment income                       1,616        354        1,262
Asset management                              356          -          356
Realized investment gains (losses)            607        (25)         632
Other                                         146          1          145
                                           ------     ------       ------
     Total revenues                         8,623        636        7,987
                                           ------     ------       ------
Expenses:
Insurance losses and loss
  adjustment expenses                       3,913          -        3,913
Life policy benefits                          494        494            -
Policy acquisition expenses                 1,442         46        1,396
Operating and administrative expenses       1,320         43        1,277
                                           ------     ------       ------
      Total expenses                        7,169        583        6,586
                                           ------     ------       ------
   Income from continuing operations
    before income taxes                     1,454         53        1,401
Income tax expense                            441         10          431
                                           ------     ------       ------
   Income from continuing operations        1,013         43          970
Discontinued operations, net of taxes         (20)       (43)          23
                                           ------     ------       ------
     Net income                             $ 993      $   -        $ 993
                                           ======     ======       ======
Basic earnings per common share:
 Income from continuing operations          $4.59      $0.20        $4.39
 Discontinued operations, net of taxes      (0.09)     (0.20)       $0.11
                                           ------     ------       ------
     Net income                             $4.50      $   -        $4.50
                                           ======     ======       ======
Diluted earnings per common share:
 Income from continuing operations          $4.32      $0.18        $4.14
 Discontinued operations, net of taxes      (0.08)     (0.18)       $0.10
                                           ------     ------       ------
     Net income                             $4.24      $   -        $4.24
                                           ======     ======       ======

For purposes of calculating basic earnings per share, weighted average shares outstanding totaled 216.7 million.
For purposes of calculating diluted earnings per share, weighted average shares outstanding totaled 232.9 million.

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                                                  Balance Sheet
                                            As of December 31, 2000
                     -------------------------------------------------------
                                                  Net Assets        Restated
                      Previously             of Discontinued     for Sale of
(In millions)           Reported    F&G Life      Operations        F&G Life
 -----------         -----------   --------- ---------------    ------------


Assets:
  Fixed maturities       $20,470    $  4,533       $       -         $15,937
  Other investments        6,629         514               -           6,115
                         -------     -------         -------         -------
   Total investments      27,099       5,047               -          22,052
  Reinsurance
   recoverable on
   unpaid losses           5,196         545               -           4,651
  Other assets             8,910         698             587           8,799
                         -------     -------         -------         -------
      Total assets       $41,205      $6,290            $587         $35,502
                         =======     =======         =======         =======

Liabilities:

  Losses and loss
   adjustment expense
   reserves               18,196           -               -          18,196
  Future policy
   benefits                5,460       5,460               -               -
  Unearned premium
   reserves                3,648           -               -           3,648
                         -------     -------         -------         -------
     Total insurance
      reserves            27,304       5,460               -          21,844
  Other liabilities        6,674         243               -           6,431
                         -------     -------         -------         -------
     Total liabilities    33,978       5,703               -          28,275
                         -------     -------         -------         -------

Shareholders' equity       7,227         587             587           7,227
                         -------     -------         -------         -------
Total liabilities and
 shareholders' equity    $41,205      $6,290            $587         $35,502
                         =======     =======         =======         =======